UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2023

Astra Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52205	20-3113571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9565 Waples Street, Suite 200

San Diego CA  92121

(Address of principal executive offices, including zip code)

(800) 705-2919

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))’

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ASRE	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 1, 2023, Astra Energy Inc. (the “Company”) entered into a Consulting Agreement with Rock Bay Consulting Ltd. ("Rock Bay"), wherein Rock Bay will provide general advisory services, strategic planning advice, and support for a period of one year.  Pursuant to the agreement, Rock Bay will be issued 50,000 shares of common stock of the Company upon execution, 20,000 shares of common stock for the month ended December 2022 and 20,000 shares of common stock for the month ended January 2023.  Additionally, Rock Bay shall be paid a fee of $150,000.00 per annum divided into equal monthly installments from January 1, 2023, to the end of April 30, 2023.  As at the date of this Current Report on Form 8-K, the Company has issued 70,000 shares of common stock pursuant to the agreement.

On January 1, 2023, the Company entered into a Services Agreement with Global Concerns LLP ("Global"), wherein Global will fulfill the role of SVP of Sales and Marketing for a period of one year.  Pursuant to the agreement, Global will be issued 100,000 shares of common stock of the Company, of which, 50,000 shares of common stock were issued upon execution and the remaining 50,000 shares of common stock will be issued six months after execution of the agreement.  Additionally, Global may be entitled to an annual bonus.  As at the date of this Current Report on Form 8-K, the Company has issued 50,000 shares of common stock pursuant to the agreement.

On January 16, 2023, the Company entered into a Consulting Agreement with Douglas Hampton ("Hampton"), President and Director of Astra Energy California Inc. and President and Director of Regreen technologies Inc., wherein Hampton has provided business development services, general advisory services, strategic planning services and general operational assistance to the Company.  As compensation, the Company has agreed to issue to Hampton 1,000,000 shares of common stock.  As at the date of this Current Report on Form 8-K, the Company has issued 1,000,000 shares of common stock pursuant to the agreement.

On January 16, 2023, the Company entered into a Consulting Agreement with Kermit Harris ("Harris"), President of the Company, wherein Harris has provided business development services, general advisory services, strategic planning services and general operational assistance to the Company.  As compensation, the Company has agreed to issue to Harris 2,000,000 shares of common stock. As at the date of this Current Report on Form 8-K, the Company has issued 2,000,000 shares of common stock pursuant to the agreement.

On January 16, 2023, the Company entered into three (3) common stock purchase agreements (the “Agreements”) with various shareholders of Regreen Technologies Inc. (the “Sellers”).

The Sellers are shareholders of Regreen Technologies, Inc., (“Regreen”), a California corporation in the business of converting solid waste material into a marketable bio-product with its patented series of equipment and processes. Regreen is the owner of all the patents for the equipment and the processes.

Collectively, the Sellers own 7,947,630 shares of common stock of Regreen (the “Regreen Shares”), which represents approximately 7.5% of the issued and outstanding shares of common stock of Regreen.

As consideration for the purchase of the Regreen Shares, the Company has issued an aggregate of 2,058,154 shares of common stock to the Sellers.

On January 17, 2023, the Company entered into a Consulting and Representation Agreement (the "Agreement") with Dynamic Growth Media, LLC ("Dynamic"), wherein, Dynamic has agreed to provide social media consulting services to the Company

The initial term of the agreement is for a period of 15 days, which shall automatically be extended for an additional 165 days.  As compensation, Dynamic has been issued 240,000 shares of common stock of the Company.

2

Item 2.01	Completion of Acquisition or Disposition of Assets

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.01in that Company now owns 78,508,189 shares or approximately 89.7% of the issued and outstanding shares of Regreen Technologies, Inc.

Item 3.02	Unregistered Sales of Equity Securities

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

10.23*	Consulting Agreement with Rock Bay Consulting Ltd.
10.24*	Services Agreement with Global Concerns LLP
10.25*	Services Agreement with Douglas Hampton
10.26*	Share Purchase Agreement between the Company and Douglas Hampton
10.27*	Share Purchase Agreement between the Company and Michael Balliet
10.28*	Share Purchase Agreement between the Company and Robin Bisarya
10.29*	Consulting and Representation Agreement with Dynamic Growth Media, LLC
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Attached hereto

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRA ENERGY, INC.

Dated: January 20, 2023	By:	/s/ Kermit Harris
Kermit Harris
President

4